                                                                   EXHIBIT 10.20
                     AMENDMENT NO. 1 TO AGREEMENT BETWEEN
                          ROMAC AND ASSOCIATES, INC.
                          BAYSHARE, INC., FRANCHISEE

    WHEREAS, Romac and Associates, Inc. (sometimes called the "Corporation") and John R. McLaughlin and Steven A. Reiter, as Franchisee, entered into an Agreement dated July 17, 1989, which Agreement was assigned to and assumed by Bayshare Inc. (the "Licensee") on January 1, 1991; and

    WHEREAS, the parties desire to amend the Agreement on the terms and conditions contained herein;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1. The address of the Corporation is hereby changed to 120 West Hyde Park Place, Suite 200, Tampa, Florida 33606.

    2. Paragraph 1(i) of the Agreement is hereby amended in its entirety to provide as follows:

        "Direct Payroll Costs" means taxes measured by sales, gross receipts or Temp Employee wages, the employer's share of federal social security taxes, federal and state unemployment taxes and contributions, worker's compensation, insurance premiums, disability insurance premiums when required by law, taxes on union, health and welfare payments and any insurance premiums based upon payrolls which may be levied; all with respect to Wages or Gross Billings developed hereunder.

    3. Paragraph 1(j) of the Agreement is hereby amended in its entirety to provide as follows:

        (j) "Field" shall mean both Data Processing and Financial Services.

    4.  Paragraph 1(q) is hereby amended in its entirety to provide as follows:

        "Romac Temp Fee" means:

       For the calendar year commencing January 1, 1995 and each year thereafter, 3-3/4% of Temp Adjusted Billings.

    In the event that Licensee elects to provide its own Backroom Services on or after January 1, 1995 in accordance with Paragraph 35 of this Amendment No. 1 with respect to Financial Services and Data Processing, then, notwithstanding the foregoing, Romac Temp Fee shall mean, with respect to the activity to which it provides Backroom Services only, 1% of Temp Adjusted Billings attributable to such activity from and after the date Licensee begins to provide its own Backroom Services.

    5.  Paragraph 1(s) is hereby amended in its entirety to provide as follows:

    "Temp Employees" means the temporary personnel performing services for Customers obtained by Licensee, which Temp Employee, upon commencement of performing services for a Customer, shall be an employee of the Corporation unless the Licensee has elected to provide its own Backroom Services.

    6.  A new Paragraph 1(w) is hereby added to provide as follows:

    "Backroom Services" means the maintenance of or access to a staff of necessary personnel and systems to issue temporary funding as well as Direct Payroll Costs, to bill customers and to process, administer and collect accounts receivables represented by such billings. It also includes provision of the working capital or financing necessary to carry Wages and Direct Payroll Costs and expenses of temporary personnel and royalties and other payments due to the Corporation hereunder until billing and collection of outstanding accounts receivables.

    7.  A new Paragraph 1(x) is hereby added as follows:

        (x) "Cafeteria Services" means those services described on Exhibit A attached to the Agreement and incorporated therein by this reference. The Corporation shall be entitled to change or discontinue any such Services, in its sole discretion, at any time upon sixty (60) days' prior notice to the Licensee.

    8.  A new Paragraph 1(y) is hereby added as follows:

        (y) "Cafeteria Services Fees" means those fees for Cafeteria Services described on Exhibit A attached to the Agreement. The Corporation shall be entitled to change any of such

Fees, in its sole discretion, at any time upon sixty (60) days' prior notice to the Licensee.

    9. Paragraph 2(a) is hereby amended in its entirety to provide as follows:

       (a) The Corporation hereby grants to Licensee the right to use the mark ROMAC(C) and the right, authorization and privilege to use ROMAC systems and techniques in the operation of a Full Service Office serving primarily the Field at one or more locations approved by the Corporation in the Area, including 180 Montgomery Street, San Francisco, CA subject to this Agreement.


    10. The first sentence of the last paragraph at the bottom of page 5, being a part of Section 3, is amended by adding at the end of such sentence the following:

    "except upon the acquisition by a third party of the Corporation, of all or substantially all of the Corporation's assets, including this Agreement, or the Corporation's rights under this Agreement, and in such event provided that any such permanent and/or temporary personnel service business shall not be conducted at a location in the Area servicing the Field under the mark 'Romac'."

    11. The second paragraph of Paragraph 7(f) on page 10 of the Agreement which commences "Since Licensee is licensed pursuant to Paragraph 2(a) . . . ." is deleted in its entirety.

    12. The first line of Paragraph 8(d) is hereby amended in its entirety to provide as follows:

        (d) For so long as the Corporation is providing Backroom Services, the Licensee agrees with respect to such activity:

    13. Paragraph 8(e) is hereby amended in its entirety to provide as follows:

        (e) so long as the Corporation is providing Backroom Services, Licensee agrees that all Temp Employees connected with that activity, upon commencement of performing service for a Customer, are employees of the Corporation or its subsidiaries for all purposes when such work is rendered in the name of the mark(s) licensed hereunder.

    14. Paragraph 12(a) concerning royalties due on Permanent Placement activities is hereby deleted in its entirety.

    15. So long as Franchisee expends, for generic advertising or public relations promoting conspicuously the ROMAC name, an amount at least equal to that otherwise due under Paragraph 12(b), compliance with Paragraph 12(b) is hereby waived. Franchisee shall forward to the Company on a quarterly basis an accounting analysis with supporting documentation. Expenditures for specific classified advertising do not qualify as generic advertising for purposes of this Paragraph. Franchisee shall comply with Sub-Paragrpah 4(f)(iv) with respect to all sales or promotional materials and advertising.

    16. Paragraph 13(e) is hereby deleted in its entirety.

    17. A new paragraph 14(i) is hereby added as follows:

        (i) The Corporation shall provide the Licensee with those Cafeteria Services elected by the Licensee in accordance with procedures established by the Corporation from time to time in exchange for payment by the Licensee of the corresponding Cafeteria Services Fees.

    18. The first two sentences of Paragraph 15(d) are hereby amended in their entirety to provide as follows:

        (d) The Corporation shall be the employer of Temp Employees for Customers obtained or serviced by Licensee in connection with Licensee's activity in Financial Services and Data Processing to the extent the Corporation provides Backroom Services with respect to such activity and shall pay and finance the payroll for such Temp Employees. For so long as the Corporation is providing Backroom Services with respect to the Licensee's activity in Financial Services and Data Processing, the Corporation agrees with respect to such activity:

    19. The first sentence of Paragraph 16 is hereby amended in its entirety to provide as follows:

         Subject to the right of either party to terminate as provided in Sections 17 and 18, the term of this Agreement shall be for the period commencing August 11, 1989, being the date the Licensee completed the initial training under Paragraph 14(g) of this Agreement, and ending on the close of business on December 31, 1999.

The remainder of Paragraph 16 is deleted.

    20.  A new paragraph 17(c) is hereby added as follows:

         (d) Provided that it is not then in default under this Agreement, the Corporation shall have the right to terminate this Agreement by purchasing all of the Licensee's assets, including goodwill, used in the ordinary course of the Licensee's operations hereunder (hereinafter the "Included Assets") and assuming all of the Licensee's current operating liabilities incurred in the ordinary course of such operations (hereinafter the "Included Liabilities"), in accordance with this Paragraph 17(c) and Paragraph 19(g). In order to assist the Corporation in its determination, Licensee shall forward to the Corporation promptly on the Corporation's request Licensee's financial statements, whether audited or unaudited, and any supporting information. The Corporation's right to terminate the Agreement under this Paragraph 17(c) may be exercised by written notice to the Licensee given at any time after December 31, 1995 and before January 1, 2000 (hereinafter the "Option Period"), but not later than ninety (90) days after the Corporation's receipt of the Licensee's exercise of its own right to terminate this Agreement pursuant to Paragraph 18(b), and shall, if properly exercised in accordance herewith, take precedence over such termination right of the Licensee, or right of Licensee or its shareholder, to transfer under Section 21 of the Agreement, notwithstanding any other provision contained in the Agreement.

    21. The language under Section 18 is hereby designated Paragraph 18(a) and new Paragraph 18(b) is hereby added as follows:

         (b) Subject to the Corporation's right to terminate this Agreement set forth in Paragraph 17(c), and provided that the Licensee is not then in default under this Agreement, the Licensee shall have the right to terminate this Agreement by paying the amount (the "Exit Price") set forth in, and otherwise complying with, Paragraph 19(h). Such right to terminate may be exercised by written notice to the Corporation given at any time during the Option Period.

    22. Paragraph 19(a) is hereby amended to insert the following language at the beginning of the first sentence thereof:

         "Except as provided in Paragraph 19(h),"

    23. Paragraph 19(b) is hereby amended to insert the following language at the beginning thereof:

         "Provided that the termination of the Agreement is other than expiration (including compliance by Licensee with Paragraph

19(h)) or termination by Licensee pursuant to Section 18(a) or (b),"

        24. Paragraph 19(d) is hereby amended to insert the following language after the word "and" at the end of the third line thereof:

             ", provided that the termination of the Agreement is other than expiration (including compliance by Licensee with Paragraph 19(h)) or termination by Licensee pursuant to Section 18(a) or (b),"

        25. The second sentence of Paragraph 19(e) on page 24 of the Agreement is deleted in its entirety.

        26. Paragraph 19(f) is hereby amended in its entirety to provide as follows:

        (f) The Licensee further agrees that upon termination or expiration of the Agreement, the Licensee will take all such action as may be required to cancel any assumed name or equivalent registrations relating to his use of any Proprietary Mark. Provided that the termination of the Agreement is other than expiration (including compliance by Licensee with Paragraph 19(h)) or termination by the Licensee pursuant to Paragraph 18(a) or (b), the Licensee further agrees to notify the telephone company and all listing agencies of the termination of his right to use any telephone number and any classified and other telephone directory listings associated with any Proprietary Mark and with the office and to authorize transfer of same to the Corporation. The Licensee hereby appoints the Corporation his attorney in fact, to direct the telephone company and all listing agencies to transfer such items to the Corporation under such circumstances should the Licensee fail or refuse to do so, and the telephone company and all listing agencies may accept such direction as conclusive of the Corporation's right to direct their transfer.

        27.  A new Paragraph 19(g) is hereby added as follows:

             (g) In the event that the Corporation properly exercises its right to terminate the Agreement pursuant to Paragraph 17(c), the purchase price shall equal five times the Licensee's pre-tax operating earnings for the last complete twelve (12) calendar months prior to the date of the Licensee's receipt of the Corporation's notice of exercise of such right, minus the total of $400,000 plus fifteen percent (15%) per annum, compounded annually, for the period that shall have elapsed from January 1, 1995 until the Licensee's receipt of such notice of exercise. In calculating such purchase price, the Licensee's pre-tax operating earnings shall be increased by all royalties paid to the Corporation hereunder, total compensation paid to the Licensee's principals, John R. McLaughlin and Steven
A. Reiter or their successors (the "Principals"), in excess of $200,000 in the aggregate (as from time to time reasonably adjusted for inflation), and all extraordinary expenses incurred, as mutually agreed between the parties, and will be modified to reflect all financial statement adjustments as are necessary or appropriate, in the reasonable judgment of the Corporation and its auditors, and in accordance with generally accepted accounting principles, in each case during the applicable twelve-month period. In the event Licensee's accountant disagrees with a proposed adjustment, a contingent reserve or escrow amount satisfactory to the Corporation's auditor shall be arranged. Notwithstanding the foregoing, but only if the Licensee shall receive the Corporation's notice of exercise of the Corporation's right to terminate the Agreement prior to the Corporation's receipt of the Licensee's notice of exercise of its own right to terminate the Agreement under Paragraph 18(b), the purchase price, in excess of Included Liabilities, shall be not less than $3,000,000.

  The purchase price, net of Included Liabilities, shall be paid in cash and/or readily marketable securities in full at the Closing of the purchase, which shall take place on the ninetieth day after the Licensee's receipt of the Corporation's notice of exercise and at which time the Agreement shall terminate. As a condition of such closing, each of the Principals shall, if requested by the Corporation, (i) agree to continue in the operation of the Licensee's business for a maximum of twelve (12) months following the closing at a minimum compensation equal to $100,000 per annum, (ii) continue to honor the restrictions imposed by Section 20 of the Agreement, and (iii) provide customary representations, warranties and indemnities reasonably satisfactory to counsel to the Corporation.

  Consummation of the purchase of Included Assets and assumption of Included Liabilities will be subject to satisfaction or waiver by the Corporation of various conditions precedent including (without limitation) the following:

    (i) Due Diligence. After execution of customary non-disclosure and confidentiality agreements, the Corporation and its representatives will have completed to their satisfaction such physical plant inspections and such financial and business audits and inspections of the Licensee, and shall have received such financial and business information concerning the Licensee as they consider necessary, and their findings (including without limitation their findings of the financial condition, earnings, operations, prospects, contracts, and commitments of the Licensee) shall be satisfactory to the Corporation in its reasonable discretion.

                (ii) No Adverse Change. There shall have been no material adverse change in the financial condition or results of operations of the Licensee from that reflected on, and no material financial statement adjustments will be proposed to, the balance sheets and income statements on which the computation of the purchase price is based.

                (iii) No Litigation. There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction restraining or prohibiting the consummation or implementation of the acquisition and no proceeding or lawsuit shall have been commenced and be pending or threatened by any governmental or regulatory agency, or any other person with respect to the acquisition that the Corporation in good faith and with the advice of counsel, believes (i) is likely to result in any of the foregoing or (ii) may result in the payment of substantial damages by the Corporation or the Licensee.

                (iv) Consents. The Licensee and Corporation shall have obtained such consents, approvals, and assurances as are necessary or advisable in the opinion of the Corporation, including (without limitation) approvals of applicable regulatory bodies, the Licensee's lenders, the Licensee's landlords, and other parties to material contracts of the Licensee or the Corporation.

        After the date of notice, the Corporation and its representatives may have unrestricted access during regular business hours to the business books and records of the Licensee and may make such examinations of them and extracts from them and conduct such other investigations as the Corporation or its representatives consider appropriate to determine the condition (financial or otherwise) of the Licensee.

        28.  A new Paragraph 19(h) is hereby added as follows:

                (h) In the event that the Licensee properly exercises its right to terminate the Agreement in accordance with Paragraph 18(b), or upon expiration of the Agreement on December 31, 1999, the Licensee shall pay the Exit Price to the Corporation as follows: $400,000 plus 15% per annum, compounded annually, for the period commencing on January 1, 1995, through the Corporation's receipt of such notice of exercise, payable one-half (1/2) upon termination or expiration, and the balance in twelve (12) equal consecutive monthly installments of principal and interest (with interest accruing on the unpaid balance at Bank of America's prime rate in effect on the date of termination or expiration from such date until the balance is paid in full), beginning one month after termination or expiration. Such obligation shall be evidenced by a negotiable promissory note in form and substance reasonably satisfactory to the Corporation's counsel and guaranteed, jointly and severally, by Mr. Reiter and Mr. McLaughlin. Such note shall be secured by a security interest in all of the assets of the Franchisee. If the Licensee terminates the Agreement in accordance herewith, the first installment of the Exit Price shall be paid on the tenth day after the Corporation's receipt of the Licensee's notice of exercise of its right to terminate. If the Agreement expires, such installment shall be paid on December 31, 1999. In either case the Agreement shall terminate on the date of such payment. Upon termination or expiration of the Agreement in accordance with this Paragraph 19(h), and notwithstanding any other provision herein, the Licensee shall retain all the assets and goodwill of its ROMAC business and continue its prior ROMAC operations under a different tradename without restriction; provided, however, that the Licensee shall comply in full with the applicable portion of Paragraph 19(d) and shall be entitled thereafter to use the ROMAC name in its advertising only to announce the transition of its ROMAC business to another tradename for one week after termination or expiration; and, provided, further, that the Corporation shall be prohibited from competing with the Licensee under any tradename, including the ROMAC name, in the Licensee's Area for four (4) months after termination or expiration.

    29. The introductory language of Paragraph 20(a) on page 24 is hereby amended in its entirety as follows:

         "(a) So long as this Agreement or any extension hereof is in effect and for a period of two (2) years after its termination for any reason other than for expiration or termination by Licensee pursuant to Section 18(a) or (b), Licensee (and its principal partners, officers, or shareholders if Licensee is a partnership or corporation, respectively) shall not: . . ."

    The remainder of the first sentence of Paragraph 21(a) commencing with the words "(i) divert, or attempt to divert" and ending with the words "within the Area." shall continue in full force and effect.

    30. Subparagraph 21(b)(ii)(3) is hereby amended in its entirety to provide as follows:

         "(3) If the transfer, other than such transfer as is authorized under Subparagraph 21(b)(ii)(1) of this Agreement, would not have the effect of transferring control of the operation to someone other than one of the original signatories of the Agreement, as set forth in Subparagraph 21(b)(ii)(1), then the Corporation (upon written notice of transfer) shall consent to the transfer without condition."

        31. Subparagraph 22(a)(i) is hereby amended in its entirety to provide as follows:

             (i) Apply to the Corporation for the right to continue the franchise (for the duration of the term of this Agreement), which right shall be granted upon the fulfillment of all of the conditions set forth in Subparagraph 21(b)(ii)(2) of this Agreement (except that no transfer fee shall be required and no change shall be made in the current form of this Agreement);

        32. Subparagraph 22(a)(iii) is hereby amended in it entirety to provide as follows:

             "(iii) If as a result of the death or disability of a shareholder of the Licensee all of the disabled or deceased party's interest in the Licensee is transferred to any of the remaining shareholders or to the Licensee, if it is a corporation, and as a result of such transaction the surviving signatory of the Agreement (to wit, either John R. McLaughlin or Steven A. Reiter) remains in control of the Licensee, then upon written notice to the Corporation, the Corporation shall consent to the continued operation of the franchise pursuant to the terms of this Agreement."

        33.  Section 24 is hereby amended in its entirety to provide as follows:

        24.  NOTICES

             All notices required or permitted to be given hereunder shall be in writing and shall be transmitted by personal delivery, by recognized overnight carrier or via deposit in the United States mails, registered or certified, postage prepaid, addressed to the Corporation or the Licensee, as the case may be, at the address set forth at the head of this Agreement, or to such other addresses as the parties may direct by notice given as hereinabove provided. Every such notice shall be deemed given when received by the addressee.

        34. Section 28 of the Agreement is hereby amended in its entirety to provide as follows:

        28.  FORCE MAJEURE

             A party shall not be liable or responsible in any manner to the other for failure to perform or delay in performance of the terms of this Agreement when such failure or delay is due to either the direct or indirect result of strikes or other labor troubles, fires, floods, materials or labor shortage, equipment failure, postal mailing delay, embargoes, stoppages in transit, acts, regulations, or orders of government, war, sabotage, acts of God or public enemy, or other similar causes beyond the reasonable control of the non-performing party. The non-performing party shall act promptly upon the occurrence of such an event to cure the cause of delay of performance and shall proceed diligently until such delay or failure to perform is cured.

        35. Notwithstanding anything to the contrary contained in the Agreement, the Corporation agrees that Licensee shall have the option, as soon as is reasonably practicable after written notice to the Corporation, to procure Backroom Services from a third party or to provide the Backroom Services to itself with respect to both Financial Services and Data Processing but not to either Field separately. The date of effectiveness of the exercise of this option is called the "Option Effective Date." The Licensee's option hereunder shall be subject to the following:

        a) The notice of exercise of this option shall indicate whether Licensee proposes to obtain Backroom Services from a third party or to provide such services for itself. Such notice shall provide such information concerning the capacity and experience of the third party or Licensee, as the case may be, to provide the Backroom Services and the method and manner in which such services are to be provided as may reasonably be required by the Corporation to determine that the Backroom Services required to be provided under the Agreement can be effectively and fully performed and to assure Licensee's compliance with its obligations thereunder. If Licensee obtains such Backroom Services from a third party, Licensee shall obtain and furnish to the Corporation the agreement of such third party to remit directly to the Corporation the Romac Temp Fee together with a copy of all reports to be furnished had the Corporation continued to perform the Backroom Services. Such agreement, and the qualifications of such third party or the Licensee to perform the Backroom Services, shall be to the reasonable satisfaction of the Corporation and approval will not be unreasonably withheld.

        b) From and after the Option Effective Date, the Corporation shall have no further obligation to provide the Backroom Services and the provisions of Paragraph 8(e), 8(d), 13(a), (b) and (c), 15(d) and 15(e) of the Agreement shall have no further force and effect except as they may apply after such date to activities conducted prior to such date. Licensee on and at all times after the Option Effective Date, shall maintain worker's compensation insurance and fidelity bond and employee's errors and omission insurance as specified in Paragraph 15(e) in amounts equal to that carried by the Corporation prior to the Option Exercise Date, which insurance (except workers compensation insurance) shall name the Corporation as an additional insured and the Corporation shall be relieved of any requirement therefor.

        (c) Upon the Option Effective Date, unless other arrangements can be negotiated with the Corporation's lender which cannot be guaranteed, Licensee shall purchase from the Corporation and the Corporation shall assign without recourse all then uncollected accounts which arose under the Agreement through the Option Effective Date. From and after the Option Effective Date, Licensee shall have the obligation and responsibility to perform for itself or procure from an approved third party all of the Backroom Services previously performed by the Corporation and the party performing such Backroom Services shall remit the full amount of the Romac Temp Fee to the Corporation no later than the twentieth day of every Accounting Period with respect to Temp Adjusted Billings during the immediately preceding Accounting Period.

        (d) The Licensee shall provide to the Corporation, together with the payment of all sums due during each Accounting Period of the Term, a royalty statement showing Temp Gross Billings, Temp Adjusted Billings, Wages, Direct Payroll Costs, and the Romac Temp Fee applicable to each such Accounting Period. The form of such statement shall be at least as detailed as the statement otherwise required to be provided to the Licensee pursuant to the Agreement had the Corporation continued to perform such Backroom Services.

        (e) If the Licensee exercises its option, it shall provide to or obtain for the Corporation the right to inspect the books, records, files, and operating procedures of the third party providing such Backroom Services or its own books, records, files, and operating procedures to enable the Corporation to determine that the provision of Backroom Services and the accuracy of all reports concerning the payment of sums due the Corporation are in compliance with the Licensee's obligations under the Agreement. All such books, records, files, and operating procedures shall be maintained for a period of 5 years, regardless of termination or expiration of the Agreement.

        36. Exhibit B is hereby amended by the addition of Marin, Contra Costa and Santa Clara counties; provided, however, that if Licensee shall not have opened a branch office in Santa Clara county within 36 months from the date of this Amendment (which office shall be staffed by a full-time marketing and a full-time staffing consultant), then on written notice the Corporation may terminate Santa Clara county from Licensee's Primary Area of responsibility.

        37. All other terms, conditions and provisions of the Agreement shall continue in full force and effect without modification or change.

        38. Licensee acknowledges that, to the best of its knowledge, Romac and Associates, Inc. is in full compliance with the terms of the Agreement as of the date hereof and that as of the said date the Licensee has no claims, offsets, or defenses against Romac and Associates, Inc., its officers, directors, agents or representatives, in law or in equity, arising under or pertaining to such Agreement except for Licensee's Share of Temp Adjusted Billings for the current Accounting Period which are accruing under the Agreement in the ordinary course and are not yet payable or paid, as to which all rights are reserved. Romac and Associates, Inc. acknowledges that, to the best of its knowledge, the Licensee is in full compliance with the terms of the Agreement as of the date hereof and that as of said date Romac and Associates, Inc. has no claims, offsets, or defenses against Licensee, its officers, directors, agents or representatives, in law or in equity, arising under or pertaining to such Agreement except claims for royalties and fees accruing in the ordinary course under the Agreement and not yet payable or paid, as to which all rights are reserved.

        39. In order to insure to the Corporation the benefits of this Amendment, Licensee shall use its best efforts to obtain from any secured lender such lender's agreement (i) to provide to the Corporation a copy of any notice of default given to Licensee contemporaneously with the giving of such notice to Licensee, (ii) to advise the Corporation in a timely fashion of any sale, by foreclosure or otherwise, of such lender's interest in the collateral, and (iii) to afford the Corporation an opportunity to participate as a buyer in any such sale.

        IN WITNESS WHEREOF, the undersigned have set their hands and seals this 8 day of August, 1995.

                                ROMAC AND ASSOCIATES, INC.


                                By: /s/ Howard Smith 8-11-95
                                    ---------------------------------------

                                BAYSHARE, INC.


                                By: /s/ John R. McLaughlin President 9-1-95
                                    ----------------------------------------


                                /s/ John R. McLaughlin
                                -------------------------------------------
                                John R. McLaughlin,
                                individually



                                /s/ Steven A. Reiter
                                ---------------------------------------
                                Steven A. Reiter,
                                individually

                                                                    EXHIBIT A

SERVICE                                                DESCRIPTION                                         PRICE
a.  PROS OPERATING SYSTEM       This includes automated faxing, electronic mail, uniplex             Individually quoted.
    AND NETWORK SERVICES        word processing, search assignment, company, prospect,
                                consultant and print support services. This also includes
                                ongoing updates and revisions.

b.  PROS ACCTG SYSTEM           Local processing version - software only, all input,                 Equipment and line charges
                                processing and reporting will be done locally. Includes              (location driven) plus per
                                g/l, p/r, a/p, and a/r access including automated inter-             transaction charge.
                                faces to the operating modules.

c.  FMA ACCOUNTING              All accounting and reporting including payroll for temp              Individually quoted.
                                and perm employees and billing. Cash flow, collections
                                and accounts payable are the responsibility of the
                                franchisee.

d.  TRAINING                    Internal and external training available through third                $2,500/5 day plus expenses.
                                party sources Romac International.                                    On-site: $1k/day plus exp.

e.  MARKETING/PROMOTIONS        Use of national brochures, ads, etc., development and                 Cost plus amortization of
                                local programs.                                                       creative costs over total
                                                                                                      units.

f.  BUSINESS PLANNING           Assist in the development of annual and quarterly business            $2k/day plus expenses.
                                plans.  New product development, compensation plans,
                                margin management, cash planning, etc.

g.  SERVE ON BOD                Serve on Board of Directors in formal meeting. Assist                 $2k plus exp and D&O Insur.
                                in the development of strategic plan including exit
                                strategy.